Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-87529 of Dominion Resources, Inc. on Form S-8 of our report dated June 13, 2003, appearing in this Annual Report on Form 11-K of Dominion Salaried Savings Plan for the year ended December 30, 2002.

/s/ Deloitte & Touche LLP

Richmond, Virginia
June 23, 2003